Exhibit 8.1

SUBSIDIARIES OF REGISTRANT

Wholly Owned Subsidiaries:

•	DL Education Service, LLC, incorporated in Delaware, the United States of America
•	China Distance Education Limited, incorporated in Hong Kong Special Administrative Region
•	Practice Enterprises Network China International Links Limited, incorporated in Hong Kong Special Administrative Region
•	Beijing Champion Distance Education Technology Co., Ltd., incorporated in the People’s Republic of China
•	Beijing Champion Education Technology Co., Ltd., incorporated in the People’s Republic of China

Consolidated Affiliated Entity:

•	Beijing Champion Hi-Tech Co., Ltd, incorporated in the People’s Republic of China
•	Beijing Caikaowang Company Limited, incorporated in the People’s Republic of China
•	Beijing Champion Wangge Education Technology Co., Ltd., incorporated in the People’s Republic of China
•	Beijing Zhengbao Yucai Education Technology Co., Ltd., incorporated in the People’s Republic of China
•	Beijing Haidian District Champion Training School, incorporated in the People’s Republic of China